EXHIBIT 99.1

FOR IMMEDIATE RELEASE

HOLLIS-EDEN ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2004

SAN DIEGO, CA – November 9, 2004 – Hollis-Eden Pharmaceuticals, Inc. (NASDAQ:HEPH) today announced financial results for the third quarter of 2004. For the quarter ended September 30, 2004, the Company reported a net loss of $5.6 million (or $0.29 per share), compared to a net loss of $10.3 million (or $0.66 per share) in the third quarter of 2003. For the nine months ended September 30, 2004, Hollis-Eden reported a net loss of $16.4 million (or $0.85 per share), compared to a net loss of $20.3 million (or $1.45 per share) in the first nine months of 2003. Included in the net loss for the third quarter and nine months ended September 30, 2003 was $6.4 million and $7.6 million, respectively, relating to the amortization of the deemed discount and deferred issuance costs on convertible debentures issued by the Company in February 2003 and converted by the Company into common stock in August 2003. Results for the nine months ended September 30, 2004 included second quarter revenues of $63,000, consisting of research and development services related to Hollis-Eden’s collaboration agreement with Cystic Fibrosis Foundation Therapeutics. There were no corresponding revenues in the first nine months of 2003.

Research and development expenses were $4.3 million and $12.4 million for the three-month and nine-month periods ended September 30, 2004, compared to $2.6 million and $7.0 million for the same periods in 2003. The increase in research and development expense was due mainly to the growth in the Company’s laboratory operations, preclinical activities and personnel, ongoing testing of the Company’s radioprotection drug development candidate, NEUMUNE™, as well as its investment in Congressional Pharmaceutical Corporation (CPC), which was expensed as in-process R&D in the first quarter of 2004.

General and administrative expenses were $1.6 million and $4.7 million for the three-month and nine-month periods ended September 30, 2004, compared to $1.3 million and $5.5 million for the same periods in 2003. Included in the nine-month period ended September 30, 2003 was $2.1 million in non-cash charges related to common stock, option and warrant grants. Excluding non-cash charges, general and administrative expenses increased by $0.3 million and $1.3 million for the comparable three-month and nine-month periods, due primarily to increases in consulting, travel and accounting fees, as well as increases in personnel and recruiting.

As of September 30, 2004, the Company reported $68.2 million in cash and cash equivalents. Based on current trends, anticipated cash usage for full year 2004 is expected to be at the lower end of the $23 million to $27 million range previously announced by the Company.

Hollis-Eden continued to make significant progress during the third quarter of 2004 in its NEUMUNE™ (HE2100) program for Acute Radiation Syndrome (ARS), a life-threatening condition that can result from exposure to high levels of radiation. The Company is developing NEUMUNE as a medical countermeasure against nuclear or radiological terrorism pursuant to the U.S. Food and Drug Administration (FDA) animal efficacy rule, under which efficacy results in animals are used as a surrogate for efficacy results in humans.

During the third quarter, the Company conducted its first pilot study with NEUMUNE in a primate survival model of radiation exposure. Data from this study, presented in early October at the Annual Meeting of The American Society for Therapeutic Radiology and Oncology (ASTRO) in Atlanta, Georgia, indicated that non-human primates treated with NEUMUNE after exposure to a high dose of radiation experienced an improved rate of survival over animals receiving placebo or no treatment. The data presented also indicated that NEUMUNE treatment was able to provide a statistically significant improvement in both febrile neutropenia and thrombocytopenia in this study. The Company believes it is this ability to protect these multi-lineage components of the bone marrow that is providing the survival benefit that was observed. These results are also consistent with previous studies in sub-lethally irradiated non-human primates that showed improvements in both platelets and neutrophils in NEUMUNE treated animals compared to placebo. The ability to provide protection against both bleeding episodes and systemic infections with a single agent has the potential to make NEUMUNE useful in an outpatient setting, without the need for hospitalization, which may be particularly important in a mass casualty scenario.

Hollis-Eden’s goal remains to secure an advance purchase order under Project BioShield for inclusion of NEUMUNE in the Strategic National Stockpile. Toward that end, the Company announced recently that it plans to respond before the December 20, 2004 deadline to a Request for Information (RFI), issued by the Department of Health and Human

Services (DHHS), for therapeutics to treat neutropenia and thrombocytopenia associated with ARS. The RFI, which was issued on October 19, 2004, begins the process by which the government can contract with industry for large-scale manufacturing and delivery of licensable products to the Strategic National Stockpile in preparation for response to a public health emergency.

Also in radiation protection, Hollis-Eden is evaluating a series of compounds that have the potential to protect against DNA mutations believed to be an underlying cause of the increased incidence of cancer that has been demonstrated as a late effect of radiation injury. These genetic mutations are also associated with secondary cancers following chemotherapy. The lead compound in the series being developed for radiation protection is PHOSPHONOL™, which, like NEUMUNE, may be eligible for approval under the FDA’s new animal efficacy rule in this indication. Hollis-Eden obtained the rights to this series of compounds in the first quarter of 2004 through the acquisition of Congressional Pharmaceutical Corporation.

In its chemotherapy protection program, Hollis-Eden continued in the third quarter to profile second-generation compounds for selection as development candidates. As in radiation exposure, chemotherapy can damage the bone marrow and reduce neutrophils and platelets, leading to increased risk of infection and bleeding. To date, Hollis-Eden has demonstrated in preclinical studies that IRHs can protect the bone marrow and key blood elements from chemotherapy, and the Company plans to move one or more of its compounds into clinical studies in this indication.

Hollis-Eden was active during the third quarter in support of its pipeline opportunities relative to inflammation and autoimmune disorders. Last week, at the Fourth International Congress on Autoimmune Diseases in Budapest Hungary, Hollis-Eden presented data on the potential role of immune regulating hormones (IRHs) in treating a variety of autoimmune and inflammatory conditions. The data included results from a number of in vitro and in vivo preclinical studies with first generation compounds as well as more than 10 second generation investigational IRH compounds that were shown to be more potent than the first generation compounds. First generation immune regulating hormones have been shown in preclinical and early clinical studies to provide broad-spectrum anti-inflammatory activity. These small molecule drug candidates are structurally similar to widely used corticosteroids, but unlike corticosteroids they do not appear to cause immune suppression or bone loss—two common side effects of corticosteroids. In the studies presented in Budapest, IRHs demonstrated both anti-inflammatory and immune stimulating effects in in vivo models, and were shown to counteract corticosteroid-induced changes responsible for bone loss in in vitro studies.

“The third quarter of 2004 was a period of sustained progress toward our near-term goal of gaining regulatory approval of, and securing a potential stockpiling order for NEUMUNE, as a medical countermeasure for Acute Radiation Syndrome,” stated Richard Hollis, Chairman and CEO. “There is a top-priority need today for an effective medical countermeasure that protects the lives of Americans against a nuclear terrorist threat, and we continue to believe NEUMUNE is a very attractive candidate to meet that unmet medical need. In our most recent study, NEUMUNE showed a potential survival benefit in a stringent model of radiation injury protection, in addition to providing protection against bleeding and systemic infections. Also, the compound is cost-effective to manufacture and can be administered outside of the hospital setting. For these reasons, we believe NEUMUNE may be very suitable for stockpiling as a new medical countermeasure for ARS, and look forward to continuing to communicate with the U.S. government with respect to this critical threat to our national security. On the development front, we have selected what we believe will be the formulation we will be using in the pivotal efficacy trials and are in the midst of conducting additional studies in the survival model in primates to determine a minimal effective dose. We are also in the process of scheduling a meeting with the FDA to discuss the protocol for the pivotal trial and would anticipate initiating this study shortly after gaining their concurrence.”

“Also during the third quarter,” added Hollis, “we continued to investigate a number of second generation compounds with the goal of expanding our pipeline of development candidates for chemotherapy protection and autoimmune disorders. We believe that our proprietary class of immune regulating hormones, demonstrated in preclinical and early clinical studies to regulate immunity, inflammation and cell proliferation, represents a technology platform from which we can launch promising new drug candidates for a wide spectrum of diseases and disorders.”

More detailed information is available in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission at: http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000899394

Conference Call: Hollis-Eden will conduct a conference call and live webcast on November 9, 2004 at 2:00 p.m. Eastern (11:00 a.m. Pacific) to discuss third quarter 2004 financial results. The conference call can be accessed by dialing 888-396-2386 (domestic) or 617-847-8712 (international) and requesting the Hollis-Eden conference call. A live webcast of the conference call will be available under “Event Calendar” on the Investors section of Hollis-Eden’s website at www.holliseden.com. The webcast will be archived at the Company’s website for 30 days, and a replay of the call will be available by phone for 24 hours beginning approximately one hour after the call is completed, and can be accessed at 888-286-8010 (domestic) or 617-801-6888 (international), passcode 65512351.

Hollis-Eden Pharmaceuticals, Inc. is a development-stage pharmaceutical company based in San Diego, California, working to become the world leader in the development of a new class of investigational drugs known as immune regulating hormones (IRHs). The goal of IRH therapy is to direct, through controlling gene expression, the production of key cytokines and enzymes that re-regulate immune and metabolic functions toward homeostasis, a profile that could be useful in a wide variety of diseases. The Company has a number of investigational compounds under development, including NEUMUNE, which the Company is developing for use in protection from acute radiation syndrome (ARS); PHOSPHONOL™, a non-IRH candidate for providing protection against DNA mutations from radiation exposure and chemotherapy treatment; and IMMUNITIN™, which has shown activity in a variety of infectious diseases, including HIV/AIDS, tuberculosis and malaria. Hollis-Eden is also developing IRHs for protection from chemotherapy and other conditions of immune dysregulation. For more information on Hollis-Eden, contact the Company’s website at www.holliseden.com.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS CONCERNING THE POTENTIAL AND PROSPECTS OF THE COMPANY’S DRUG DISCOVERY PROGRAM AND ITS DRUG CANDIDATES. ANY STATEMENT DESCRIBING A GOAL, EXPECTATION, INTENTION OR BELIEF OF THE COMPANY IS A FORWARD-LOOKING STATEMENT AND SHOULD BE CONSIDERED AN AT-RISK STATEMENT. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING THE ABILITY TO SUCCESSFULLY COMPLETE PRECLINICAL AND CLINICAL TRIALS WITHIN SPECIFIED TIMELINES, IF AT ALL; THE ABILITY TO OBTAIN REGULATORY APPROVAL FOR NEUMUNE, EVEN IF SHOWN TO BE EFFECTIVE IN PRECLINICAL STUDIES; THE ABILITY TO RECEIVE ANY STOCKPILING ORDERS FOR NEUMUNE FROM THE U.S. AND FOREIGN GOVERNMENTS, EVEN IF APPROVED BY REGULATORY AUTHORITIES; THE COMPANY’S FUTURE CAPITAL NEEDS; THE COMPANY’S ABILITY TO OBTAIN ADDITIONAL FUNDING; THE ABILITY OF THE COMPANY TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS AND TO NOT INFRINGE THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS; THE DEVELOPMENT OF COMPETITIVE PRODUCTS BY OTHER COMPANIES; AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN THIS PRESS RELEASE.

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Contact:

Dan Burgess, CFO and COO

or Scott Rieger, Director, Corporate Communications

Hollis-Eden Pharmaceuticals

(858) 587-9333